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                                EXHIBIT - 99.3

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                    MERGING

                                IDINE.COM, INC.

                                     INTO

                            TRANSMEDIA NETWORK INC.

     (Pursuant to Section 253 of the General Corporation Law of Delaware)

          TRANSMEDIA NETWORK INC., a Delaware corporation (the "Corporation"), hereby certifies as follows:

          FIRST: The Corporation is incorporated under the General Corporation Law of the State of Delaware.

          SECOND: The Corporation owns all of the outstanding shares of the capital stock of iDine.com, Inc., a Delaware corporation (the "Subsidiary").

          THIRD: The Corporation, by the following resolutions duly adopted by its Board of Directors on November 13, 2001, has determined to merge the Subsidiary with and into the Corporation pursuant to Section 253 of the General Corporation Law of the State of Delaware, effective immediately upon filing of this Certificate of Ownership and Merger with the Secretary of State of
Delaware:

          RESOLVED, that this Board hereby deems it advisable and in the best interests of the Corporation that the Corporation merge its wholly-owned subsidiary, iDine.com, Inc., with and into the Corporation.

          RESOLVED, that the Corporation shall be the surviving corporation and shall continue as a corporation organized and existing under the laws of the State of Delaware, and that, at the effective time of the merger, the Corporation shall change its corporate name by amending Article FIRST of the Certificate of Incorporation of the Corporation to read in its entirety as follows:

               FIRST:  Name.  The name of the corporation is iDine Rewards
                       ----
          Network Inc.


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          RESOLVED, that this Board hereby authorizes and directs the appropriate officers of the Corporation, in the name and on behalf of the Corporation, to execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge the Subsidiary with and into the Corporation, and to change the name of the Corporation to iDine Rewards Network Inc., and to file the Certificate of Ownership and Merger in the office of the Secretary of State of Delaware, and to execute, deliver and file any and all other agreements, certificates and documents, and to do all other acts and things whatsoever as may be necessary or desirable to carry out the purposes of these resolutions.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be executed by its President as of the 29/th/ day of January, 2002.

                                               TRANSMEDIA NETWORK INC.

                                               By: : /S/ Gene M. Henderson
                                                   -----------------------------
                                               Gene M. Henderson, President